EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-131945, 333-108790, 333-104732, 333-62566, and 333-53449 on Form S-8 of American Pacific Corporation of our report dated April 16, 2007, relating to the financial statements and supplemental schedule of the American Pacific Corporation 401(k) Plan, appearing in this Annual Report on Form 11-K of American Pacific Corporation 401(k) Plan for the year ended September 30, 2006.
/s/ Deloitte & Touche LLP
Las Vegas, Nevada
April 16, 2007